THIRD AMENDMENT TO LEASE

         This Third Amendment to Lease ("Amendment") is made effective as of the _____ day of __________, 2005, by and between 12001 VENTURA CORPORATION, a Delaware corporation ("Landlord") and TIX CORPORATION, a Delaware corporation ("Tenant") with reference to the following facts and circumstances.

         A. Landlord is the Owner of that certain building located at 12001 Ventura Place, Studio City, California 91604 (the "Property").

         B. Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered into a certain Standard Office Lease-Gross, dated March 21, 1995, as amended by that certain First Amendment of Lease dated April 17, 1995, and that certain Second Amendment to Lease dated July 27, 2000 (collectively, the "Lease") for certain premises described as Suite 340 (the "Premises") located in the Property.

         C. American Realty Advisors ("Advisor") is the real estate investment manager to the Landlord.

         D. Landlord and Tenant desire to amend the Lease upon terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and after good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties do hereby agree to the following:

         1. Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

         2. Term. The term of the Lease is hereby extended for the period commencing on July 1, 2005 and ending on June 30, 2010 (the "Extension Period"). Tenant acknowledges and agrees that, unless expressly provided for in this Amendment, Tenant has no right to renew or extend the term after the Extension Period.

         3. Rental. The Base Rent for the Extension Period shall be as follows:

            Months                      Monthly Rent PSF                    Monthly Installment
            ------                      ----------------                    -------------------
        7/1/05-6/30/06                       $2.35                               $4,770.50
        7/1/06-6/30/07                       $2.42                               $4,912.60
        7/1/07-6/30/08                       $2.49                               $5,054.70
        7/1/08-6/30/09                       $2.56                               $5,196.80
        7/1/09-6/30/10                       $2.64                               $5,359.20

         Tenant hereby agrees to pay the Base Rent for July, 2005 to Landlord upon the execution of this Amendment.

         4. Conditional Rent. Provided that Tenant has faithfully performed all of the terms and conditions of this Lease, Landlord agrees to abate Tenant's obligation to pay Base Rent for August, 2005 and September, 2005 (the "Conditional Rent"). Notwithstanding the foregoing, however, during such abatement period, Tenant shall still be responsible for the payment of all Operating Expenses payable under this Amendment. In the event of a default at any time during the Term, in addition to any other remedies to which Landlord may be entitled, Landlord shall be entitled to recover the Conditional Rent (i.e., the amount of the Conditional Rent shall not be deemed to have been abated, but shall become immediately due and payable as unpaid Rent earned, but due at the time of such default).

         5. Operating Expenses. During the Extension Period, the Base Year, as defined in Section 4.2(b) of the Lease, shall be calendar year 2005. Additionally, Tenant shall not be obligated to pay any Operating Expenses until July, 2006.

         6. Parking. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right to use up to three (3) unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to paying Landlord's standard monthly rate for such unreserved spaces. Additionally, Tenant may convert three (3) of those total unreserved spaces into reserved parking spaces, subject to paying Landlord's standard monthly rate for such reserved spaces.

         7. Tenant Improvements. Landlord hereby agrees, at Landlord's expense, to re-paint the Premises using Building standard colors and to professionally clean the existing carpets in the Premises.

         8. Option to Renew.

         a. Tenant shall have one (1) personal and non-transferable option to renew the term of the Lease for a period of five (5) years. The renewal term shall begin the first day following the expiration of the Extension Period. Tenant shall have the right to exercise the renewal option conferred herein by giving Landlord notice at least one hundred eighty (180) days, but not more than two hundred seventy (270) days, prior to the expiration of the Extension Period; provided that, at the time of exercise and as of the commencement of the renewal term (i) no default has occurred; and (ii) Tenant has not sublet any portion of the Premises or assigned all or any portion of the Lease.

         b. The renewal option shall be subject to all of the terms and conditions contained in the Lease, except that rent during each renewal term shall be Market Rent. "Market Rent" shall be the anticipated rate in effect for the Premises as of the commencement of the renewal term, together with any market rate increases during the renewal term, based upon the rents generally in effect for new leases of space in the area in which the building is located of equivalent quality, size, utility and location, and taking into account the length of the renewal term and the credit standing of Tenant. In no event shall the Market Rent be less than the rent in effect for the immediately preceding term. Landlord shall lease the Premises to Tenant in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, free rent or the like) or other tenant inducements. In the event that Tenant shall exercise an option to renew the Lease, then the Market Rent shall be agreed upon in a meeting of the parties hereto held at least ninety (90) days prior to the expiration of the Extension Period. If the parties are able to agree on an amount of rent that is mutually satisfactory, then such agreements shall be placed in writing and shall be signed by the parties hereto and shall thereupon become a part of the Lease.

         c. If the parties hereto are unable to agree upon the rent at least thirty (30) days prior to the commencement of the renewal term, then the disagreement shall be promptly submitted to arbitration as provided below.

         d. Failure of Tenant properly to exercise any option herein granted shall be construed as a waiver of all options herein granted, and the Lease shall then terminate at the expiration of the Extension Period.

         e. If the parties do not agree upon the Market Rent within the stipulated time, no later than five (5) business days following the expiration of the stipulated time, each party shall select an arbitrator having not less than ten (10) years' actual experience in the commercial real estate brokerage business, and the arbitrators so selected shall immediately meet for the purpose of hearing and deciding the dispute and fixing the relevant rate of rent. If the two arbitrators selected cannot agree on the rental rate within ten (10) business days after appointment (the "Initial Review Period"), but the rental rates differ by less than five percent (5%), the rental rate shall be the average of the two rates. If the rental rates differ by more than five percent (5%), no later than five (5) business days following the expiration of the Initial Review Period, the two arbitrators shall select a third arbitrator with qualifications similar to their own. Within ten (10) business days following appointment, the third arbitrator shall select one of the two rental rates promulgated by the first two arbitrators as the rental rate for the renewal period. If the arbitrators cannot agree on the third arbitrator, they shall petition the presiding judge of the local state court having jurisdiction to appoint such arbitrator to act as an umpire between the arbitrators selected by Landlord and Tenant. The decision of the third arbitrator or presiding judge, as the case may be, shall be binding on both parties. Landlord and Tenant shall each be responsible to pay their respective arbitrators and will share equally the cost of the third arbitrator.

         f. Except as expressly set forth herein, Tenant shall have no option to renew the Lease.

         9. Restroom Installation. Tenant shall have the right, with Landlord's prior written approval, to install one (1) restroom facility in the Premises, subject to the following terms and conditions:

         a. Installation shall be performed only by contractors approved in advance by Landlord;

         b. Tenant shall be solely responsible for the maintenance, upkeep and repair of such restroom facility;

         c. The restroom shall installed in accordance with all applicable local, state and federal laws, including, but not limited to, compliance with the Americans With Disabilities Act of 1990; and

         d. Upon Landlord's request, Tenant shall completely restore, at Tenant's expense, the Premises to their condition prior to the installation of the restroom facility.

         10. No Defenses. Tenant affirms that, as of the date of execution of this Amendment, no default or breach by Landlord exists under the Lease and Tenant has no defenses, offsets or counterclaims that could be asserted in an action by Landlord to enforce Landlord's remedies under the Lease.

         11. Broker. Tenant represents to Landlord that Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no other such person initiated or participated in the negotiation of this Amendment or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys fees) arising from either (a) a claim for a fee or commission made by any broker claiming to have acted by or on behalf of Tenant in connection with this Amendment, or (b) a claim of, or right to lien under the statutes of the state in which the Premises are located (the "State") relating to real estate broker liens with respect to any such broker retained by Tenant.

         12. Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant of the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

         13. Miscellaneous.

         a. Notices. The parties confirm their respective notice addresses to be as follows

                        If to Landlord:  12001 Ventura Corporation
                                         c/o American Realty Advisors
                                         801 North Brand Boulevard, Suite 800
                                         Glendale, CA 91203
                                         Attention:  Stanley Iezman
                                         Telecopy:  818-545-8460

                        If to Tenant:    Tix Corporation
                                         12001 Ventura Place, Suite 340
                                         Studio City, California 91604
                                         Attention: Mitch Francis
                                         Telecopy: 818-761-1072

         b. Time of Essence. Time is of the essence of this Amendment and each and every term and provision hereof.

         c. Modification. A modification of any provision herein contained, or any other amendment to this Amendment, shall be effective only if the modification or amendment is in writing and signed by both Landlord and Tenant.

         d. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         e. Number and Gender. As used in this Amendment, the neuter includes masculine and feminine, and the singular includes the plural.

         f. Governing Law. This Amendment shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State applicable to agreements made and to be performed wholly within the State.

         g. Construction. Headings at the beginning of each Section and subsection are solely for the convenience of the parties and are not a part of this Amendment. Except as otherwise provided in this Amendment, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. Unless otherwise indicated, all references herein to Articles, Section, subsections, paragraphs, subparagraphs or provisions are to those in this Amendment. Any reference to a paragraph or Section herein includes all subparagraphs or subsections thereof. This Amendment shall not be construed as if it had been prepared by only Landlord or Tenant, but rather as if both Landlord and Tenant had prepared the same. In the event any portion of this Amendment shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Amendment, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Amendment.

         h. Integration of Other Agreements. This Amendment, the Lease and prior amendments set forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representation or modifications concerning this Amendment shall be of no force or effect.

         i. Duplicate Originals; Counterparts. This Amendment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Amendment may be executed in counterparts, but shall become effective only after a counterpart hereof has been executed by each party; all said counterparts shall, when taken together, constitute the entire single agreement between parties.

         j. Days. The term "days," as used herein shall mean actual days occurring, including Saturdays, Sundays and holidays. The term "business days" shall mean days other than Saturdays, Sundays and holidays. If any item must be accomplished or delivered hereunder on a day that is not a business day, it shall be deemed to have been timely accomplished or delivered if accomplished or delivered on the next following business day.

         k. Further Assurances. Landlord and Tenant each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

         l. Joint and Several Liability. If Tenant consists of two (2) or more parties, each of such parties (and each of Tenant's general partners) shall be liable for Tenant's obligations under this Amendment, and all documents executed in connection herewith, and the liability of such parties shall be joint and several. Additionally, the obligations and liabilities hereunder of the general partners or other appropriate persons or entities that comprise Tenant, if any, are and shall be joint and several.

         m. No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, and nothing in this Amendment, (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and/or Tenant (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Amendment.

         n. Full Force and Effect. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

         o. ERISA. Tenant has been informed that a specified pension plan may have an interest in the Property. Tenant hereby represents and warrants that it is not a party in interest to such plan, within the meaning of
         Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended.


         IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

                             LANDLORD:

                             12001 VENTURA CORPORATION, a Delaware corporation

                             By:   /s/ DAVID COOK

                             Printed Name: David Cook

                             Title: Asset Manager

                             Date:  July 30, 2005



                             TENANT:

                             TIX CORPORATION, a Delaware corporation

                             By: /s/ MITCH FRANCIS

                             Printed Name: Mitch Francis

                             Title: Chief Executive Officer

                             Date:  July 15, 2005